EXHIBIT 99.3

TPT Global Tech Inc. Signs  Strategic Investment & Partnership Agreement with New York Real Estate Investment Firm  Black Pearl Investments (BPI)

SAN DIEGO, CA / ACCESSWIRE / November 16, 2022 / TPT GLOBAL TECH, INC. ("TPTW' or "TPT Global Tech")(OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a leading-edge technology company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as smart city technology solutions, today announced it has signed a Strategic Investment Partnership Agreement (SIPA) for Cooperation in Design, Development, Manufacture, Investment and Management of Projects specifically related to Smart Green Cities, Residential Housing, Commercial Real Estate, Industrial Smart Parks, Infrastructure and Sustainable Development (the "Agreement") with Black Pearl Holding Co. and The Triwest Financial Group Inc. (dba Black Pearl Investments Inc. ("BPI")) www.blackpearlinvestments.com. BPI is a New York real estate investment firm whose potential investment outlined in the Agreement will be through dedicated credit facilities and structured funds within each phase and/or project Special Purpose Vehicle (SPV) according to the capital stack requirements and subject to conditions precedent.

The lead development, construction activities, and operations for the Smart projects will be handled thru TPT Global's Real Estate and Development Technology division, TPT Strategic OTCBB:INOQ, which recently closed its acquisition of Information Systems Technology (IST), a general contractor and construction company based in Huntsville Alabama. IST has additional offices in Texas, Louisiana, Washington, Tennessee, and Mississippi.

Mr. John Richard (J.R.) Chantengco, Founder & Managing Director of Black Pearl Investments said, "We are always seeking cutting-edge opportunities for funding as well as synergies which will allow us to contribute strategically through our varied expertise and strengths. We are excited to be partnering with TPT Global Tech, Inc. which has a strong sense of the needs of the future, whether it is smart living, smart working, or smart sustainability and this resonates very well with our investment mandate which is to support next-generation businesses and technologies that will truly make a difference in our society."

Black Pearl Investments is a rapidly emerging investment firm focused on capital advisory, structured finance, commercial real estate, and alternative investments in the non-investment grade-related marketplace. The firm seeks to generate attractive risk-adjusted returns through a broad array of strategies including core plus, value-added, and opportunistic situations. Its arranged funds are major providers of credit for small and middle-market enterprises and leverages those funds with investor mandates.

According to the Agreement, BPI indicated they would provide investments related to the Smart City Projects identified as Proposed Transactions through this SIPA starting with those based in Tuskegee and Birmingham, Alabama. As stated, the proposed investments through the SIPA will be invested through dedicated credit facilities and structured funds within each phase and/or project SPV according to the capital stack requirement/s; subject to conditions precedent (i.e. engagement, setup fee, due diligence, underwriting, appraisal, feasibility, market studies, financial analyses, legal, compliance, final approval, etc.). TPT and BPI will finalize the terms and conditions for all engagements and projects through detailed agreements.

If feasible and again as outlined in the Agreement, BPI will also provide large land parcels for setting up manufacturing & production facilities and contribute through its expertise and servicing of various products and services relevant to the projects identified and procured by TPT or its group companies.

Mr. Chantengco, is a 30-year veteran of the capital markets, finance, and investment real estate space, having originated, underwrote, and transacted $5 billion in structured capital and financing assignments as well as overseen real estate assets with USD +20B AUM. Black Pearl's family office is a CDFI/CDE under the U.S. Treasury's New Markets Tax Credit Program and was a founding shareholder in Pacific Commerce Bancorp (OTC:PCBC).

TPT Global Tech's Chairman & CEO Stephen J. Thomas III said, " The Smart City Development projects domestically and internationally have been a substantial part of our broader strategic plans, and the investment through this SIPA and the revenue opportunities in Alabama, we believe has the potential to drive shareholder value for some years to come. We are buoyed by the confidence that Mr. Chantengco has shown with his decision to enter into this Strategic Investment & Partnership Agreement with TPTW. He clearly understands the long-term relevance that new Smart City Development initiatives can have on our communities and the economic environment of regions in need across the United States and abroad."

"I take this opportunity to thank Mr. Chantengco and the whole Black Pearl Investments team for their trust, faith, and confidence in TPT Global Tech's smart city vision and objectives," said Mr. Thomas.

Mr. Thomas continued, "We are emboldened to have BPI involved with us for additional projects, primarily in the US, which we plan on initiating as soon as the Tuskegee project is underway. TPT Global Tech is focused on building strong business corridors within the US and with other partner countries such as India which will help support our objective to strengthen domestic industries, attract global companies, create jobs, improve regional infrastructure including schools and universities, as well as developing economic opportunities for Americans."

About TPT Global Tech, Inc.

TPT Global Tech Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), and Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

For more information about how TPT Global Tech's technologies and to schedule a call with Stephen J Thomas III, Chairman & CEO, TPT Global Tech, Inc., or Harnish Gajjar, Chief Strategy Officer & Country Director (India), please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

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SOURCE: TPT Global Tech, Inc.